EXHIBIT 10.12
























         VOLUNTARY EMPLOYEE BENEFICIARY ASSOCIATION
                      TRUST AGREEMENT
                (EFFECTIVE FEBRUARY 3, 1995)

                           INDEX


                         Page

PREAMBLE .........................................     1

ARTICLE I Establishment of Trust Fund
                 and Sub-Accounts ................     3

     Section 1.01.  Trust Fund ...................     3
     Section 1.02.  Administration of Trust Fund..     3
     Section 1.03.  Establishment of Sub-Accounts.     3
     Section 1.04.  Corporate Contributions ......     4
     Section 1.05.  Member Contributions .........    10
     Section 1.06.  Receipt of Contributions .....    11
     Section 1.07.  Trustee Not Responsible for
                      Contributions ..............    11
     Section 1.08.  Non-Diversion of the Trust Fund   11
     Section 1.09.  Acceptance of Trust ..........    12
     Section 1.10.  Separate Accounts for Key
                     Employees ...................    12
     Section 1.11.  Establishment of Individual
                     Accounts ....................    13

ARTICLE II     Funding ...........................    15

     Section 2.01.  In General ...................    15
     Section 2.02.  Limited Circumstances in Which
                      Corporation Contributions May
                      Be Returned ................    15

ARTICLE III    Payment of Benefits ...............    16
     Section 3.01.  In General ...................    16
     Section 3.02.  Unclaimed Benefits ...........    17
     Section 3.03.  Payment of Benefits on Behalf
                      of Minor or Legal Incompetent   17
     Section 3.04.  Non-Alienation of Benefits ...    18

ARTICLE IV     Administration ....................    18

     Section 4.01.  Administration of the Trust Fund  18
     Section 4.02.  Administration of Each Plan ....  19
     Section 4.03.  Application of the Trust Fund ..  19
     Section 4.04.  Allocation of Expenses .........  21
     Section 4.05.  Information to Be Furnished
                      to Trustee ...................  21
     Section 4.06.  Trust Year .....................  21
     Section 4.07.  Accounting and Record Keeping ..  21

                         Page

     Section 4.08.  Right to Judicial Settlement of
                      Accounts .....................  23
     Section 4.09.  Non-Discrimination .............  23
     Section 4.10.  Litigation by Members ..........  23
     Section 4.11.  Limitation on Liability ........  24
     Section 4.12.  Consultation and Indemnification  24
     Section 4.13.  Waiver of Bond .................  25
     Section 4.14.  VEBA Committee .................  25

ARTICLE V Investment of Trust Fund .................  26

     Section 5.01.  Management of Trust Fund
                      and Appointment of Investment
                      Manager ......................  26
     Section 5.02.  Powers of Trustee ..............  27

ARTICLE VI     Resignation, Removal, and Appointment
                 of Successor Trustee ..............  30

     Section 6.01.  Resignation ....................  30
     Section 6.02.  Removal ........................  30
     Section 6.03.  Successor Trustee ..............  30
     Section 6.04.  Accounting by Trustee ..........  31
     Section 6.05.  Merger or Consolidation of
                     Trustee .......................  32

ARTICLE VII    Fiduciary Relationships and
                 Responsibilities ..................  32

     Section 7.01.  Fiduciary Relationships ........  32
     Section 7.02.  Warranty of Fiduciaries ........  33
     Section 7.03.  Reliance on Information from
                     Other Fiduciaries .............  33
     Seciton 7.04   Fiduciary Duty .................  34

ARTICLE VIII   Amendment or Termination of Agreement  34

     Section 8.01.  Amendment ......................  34
     Section 8.02.  Limitation on Amendments .......  35
     Section 8.03.  Addition of Plans ..............  35
     Section 8.04.  Termination ....................  35
     Section 8.05.  Deletion of Plans ..............  38

ARTICLE IX     Miscellaneous .......................  39

     Section 9.01.  Notices ........................  39
     Section 9.02.  Successors and Assigns .........  40
     Section 9.03.  Captions .......................  40
     Section 9.04.  Number and Gender ..............  40
     Section 9.05.  Counterparts ...................  41
     Section 9.06.  Computation of Time ............  41
     Section 9.07.  Persons Authorized to Act on
                      Behalf of Corporation ........  41
     Section 9.08.  Applicable Law and Severability
                      of Plan Provisions ...........  41

                          PREAMBLE
       THIS AGREEMENT is to be effective as of February 3, 1995, between IPALCO Enterprises, Inc. ("Company"), an Indiana corporation having its principal place of business in Indianapolis, Indiana, and Anthem Trust & Asset Management, Inc., an Indiana chartered trust company having its principal place of business in Indianapolis, Indiana (the "Trustee").
                        WITNESSETH:
       WHEREAS, the Company and certain other employers identified at Appendix 1 hereto, as such Appendix 1 may hereafter be amended from time to time in the discretion of the Company until there is an Acquisition of Control (as defined in Section 1.04 hereof), affiliated with the Company within the meaning of the Treasury Regulations promulgated under Section 501(c)(9) of the Internal Revenue Code of 1986, as amended (the "Code") (the Company and such employers are collectively referred to as the "Corporation") have heretofore adopted, and may adopt in the future, plans providing life, sickness, accident, and other benefits for the employees and eligible retirees of the Corporation, their eligible dependents, and their designated beneficiaries covered by the plans ("Members") to be covered under this Agreement;

       WHEREAS, plan administrators have been, or will be, duly appointed to administer each of these plans (singularly the "Plan
Administrator" and collectively the "Plan Administrators");

       WHEREAS, the funds which will be contributed or transferred to the Trustee, as and when received by the Trustee, will constitute a trust fund to be held for the sole and exclusive benefit of the Members under the plans identified at Appendix 2 hereto, as such Appendix 2 may hereafter be amended, added or deleted from time to time in the discretion of the Company until there is an Acquisition of Control (as defined in Section 1.04 hereof) (singularly a "Plan" and collectively the "Plans");

       WHEREAS, the Company intends that the trust established by this Agreement and the Plans shall together qualify as a voluntary employee beneficiary association under Section 501(c)(9) of the Code, and an employee welfare benefit plan and trust within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and

       WHEREAS, the Company desires the Trustee to hold and administer the trust fund, and the Trustee is willing to hold and administer such trust fund, pursuant to the terms and conditions of this Agreement.

       NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Company and the Trustee do hereby covenant and agree as follows:

                         ARTICLE I
        Establishment of Trust Fund and Sub-Accounts

       Section 1.01.  Trust Fund.  The Trustee shall hold all
assets contributed or transferred to, or earned by, it under the terms and conditions of this Agreement, including all bank accounts, savings accounts or certificates, all investments made and held by the Trustee, and all monies and any other property received and held by the Trustee for the uses and purposes set forth in this Agreement (the "Trust Fund").

       Section 1.02. Administration of Trust Fund. The Trust Fund shall be held by the Trustee in trust and administered in accordance with the provisions of this Agreement. The Trustee shall have exclusive authority and discretion to manage and control the Trust Fund, and the rights, powers, and duties of the Trustee shall be governed by the terms and conditions of this Agreement.

       Section 1.03. Establishment of Sub-Accounts. The Trustee shall establish within the Trust Fund a separate account (singularly a "Sub-Account" and collectively the "Sub-Accounts") for each of the Member categories as listed from time to time on Exhibit "A" to this Agreement; each Member category will be identified as (1) electric, steam or non-utility, as (2) collectively bargained or non-collectively bargained, and as (3) active employee or retiree; in addition, each Member category will be identified with a Plan, also as listed from time to time on Exhibit "A" to this Agreement; provided, however, that more than one (1) Member category may be funded through a single Sub-Account if the Company directs the Trustee in writing.

       Section 1.04. Corporation Contributions. Except as hereinafter provided, the Corporation shall make contributions to the Trust Fund in such amounts and at such times as it shall determine ("Corporation Contributions"). The Corporation Contributions shall be based on the amounts necessary to provide for the benefits expected to become payable, or to pay any premiums becoming due, under the Plans and to fund reasonable reserves with respect thereto. Also except as hereinafter provided, the Corporation shall not be required to use the Trust Fund or any other funded mechanism to pay benefits and premiums provided under the Plan. Notwithstanding the foregoing provisions of this Section 1.04, in the event of an Acquisition of Control (as hereinafter defined) of the Company, the Company shall make minimum Corporation Contributions, to be calculated by the VEBA Committee, consisting of an amount in cash payable within thirty (30) days following the Acquisition of Control equal to the sum of (a) the amount accruable for service cost for post-retirement benefits currently earned or to be earned under all Plans for the Company's fiscal year in which the Acquisition of Control occurred, and (b) the amount of the Corporation's accumulated post-retirement benefit obligation in excess of Plan assets for all Plans as of the end of the Company's fiscal year immediately preceding the Company's fiscal year in which the Acquisition of Control occurred, and thereafter within thirty
(30) days after the start of each fiscal year shall make minimum Corporation Contributions equal to the amount accruable for service cost for post-retirement benefits currently earned or to be earned under all Plans for such fiscal year. Also in the event of an Acquisition of Control of the Company, the Corporation shall cause all Plans in effect at any time during the twelve (12) months' period preceding the Acquisition of Control to continue in full force and effect at all times thereafter, with such exceptions as may be approved by the VEBA Committee (as defined in Section 4.14 hereof). The Trustee shall be authorized and empowered to enforce the foregoing minimum Corporation Contributions and Plan continuation covenant in behalf of the Trust Fund and the Members, and the Company shall indemnify the Trustee and the Trust Fund from and against all attorneys' fees and other expenses incurred by the Trustee in connection with or by reason of the Trustee's efforts to enforce such obligations. For purposes of this Agreement, an "Acquisition of Control" means the first to occur of the following events:

              (i)  The acquisition by any individual,
       entity or group (within the meaning of Section
       13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a
       "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding IPALCO
       Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding IPALCO Voting
       Securities"); provided, however, that the following acquisitions shall not constitute an acquisition of control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by any Corporation or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses
       (A), (B) and (C) of subsection (iii) of this
       Section 1.04 are satisfied;

             (ii)  Individuals who, as of the date
       hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company (the "Board");
       provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (iii)  Approval by the Shareholders of the
       Company of a reorganization, merger or
       consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding
       IPALCO Common Stock and Outstanding IPALCO Voting
       Securities immediately prior to such
       reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding IPALCO Common Stock and Outstanding
       IPALCO Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan or related trust of any Corporation or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding IPALCO Common Stock or Outstanding IPALCO Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the Corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

             (iv)  Approval by the shareholders of the
       Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition (1) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding
       IPALCO Common Stock and Outstanding IPALCO Voting
       Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding IPALCO Common
       Stock and Outstanding IPALCO Voting Securities, as the case may be, (2) no Person (excluding the Company and any employee benefit plan or related trust of any Corporation or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding IPALCO Common Stock or Outstanding
       IPALCO Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.
       The VEBA Committee shall be responsible for notifying the Trustee of an Acquisition of Control.
       Section 1.05. Member Contributions. Members may make contributions to the Trust Fund if, and to the extent, allowed under the terms of a Plan ("Member Contributions"). Member Contributions shall be made by payroll deduction, except as otherwise determined by a Plan Administrator, and except that any contributions required of a Member for participation during times when a Member is not an employee shall be made pursuant to the instructions of the Trustee or Plan Administrator, as applicable, and in accordance with the requirements of Section 1.06.

       Section 1.06. Receipt of Contributions. The Trustee shall receive any Corporation or Member Contributions paid to it in cash or in such other form as it may from time to time deem acceptable, provided that all such contributions shall be accompanied by a certification of the payor as to the identity of the Sub-Account to which such contribution is to be credited and, if Separate Accounts are established in accordance with Section 1.10 of this Agreement, the Separate Accounts to which portions of such contribution are to be credited.

       Section 1.07. Trustee Not Responsible for Contributions. Except as provided in Section 1.04 hereof, the Trustee shall not be responsible for the collection of any contribution under the terms of any Plan, but shall be responsible only for property received by it pursuant to this Agreement.

       Section 1.08. Non-Diversion of the Trust Fund. No part of the Trust Fund shall under any circumstances, including, without limitation, operation or termination of the trust established by this Agreement or the Plans, by exercise of a power of revocation or amendment, or by the happening of any contingency, collateral arrangement, or other matter, be used for, or diverted to, purposes other than the exclusive benefit of Members and in no event shall any part of the Trust Fund revert to the Corporation (except as otherwise provided in Section 2.02 of this Agreement and permitted under ERISA and under the Code). No part of the net earnings of the Trust Fund shall inure (other than in the form of benefit payments as provided in the Plans) to the benefit of any officer, shareholder, or highly compensated employee of the Corporation or any other individual, except as permitted under Section 501(c)(9) of the Code and Regulations thereto and under ERISA.

       Section 1.09. Acceptance of Trust. The Trustee by signing this Agreement hereby accepts the trust created hereunder and agrees to perform the duties, responsibilities, and obligations of the Trustee under this Agreement.

       Section 1.10. Separate Accounts for Key Employees. To the extent required by Section 419A of the Code, the Trustee shall maintain under each Sub-Account a separate account in the name of each key employee (as such term is defined in Section 416(i) of the Code) of the Corporation to which such account shall be credited Corporation and Member Contributions made on his behalf for retiree medical and life benefits ("Separate Accounts"). The manner in which Corporation Contributions are to be allocated to the Separate Accounts of key employees shall be determined by the VEBA Committee consistent with and in accordance with the Treasury Regulations promulgated under Section 419A of the Code.

       Section 1.11. Establishment of Individual Accounts. In the event of an Acquisition of Control and the resulting minimum Corporation Contributions under Section 1.04 hereof, the Trustee, at the direction of the VEBA Committee, shall establish with respect to each Sub-Account individual accounts in the name of each employee and retiree who was a covered Member eligible for benefits under the Plan covered by such Sub-Account immediately prior to the Acquisition of Control ("Individual Account(s)") and shall allocate to each such Individual Account for each Sub-Account an amount equal to the product of:

            (a)  a fraction, the numerator of which is
       equal to the amount accruable with respect to such employee or retiree for service cost for post-retirement benefits currently earned or to be earned during the current fiscal year, and all such benefits theretofore accumulated, under such Plan as of the date of the Acquisition of Control (the
       "Employee Accrued Liability") and the denominator of which is equal to the aggregate Employee Accrued
       Liabilities for all applicable employees and retirees; and

            (b)  the asset balance for such Sub-Account
       after receipt of the initial minimum Corporation
       Contribution required under Section 1.04.
            (c) The VEBA Committee shall be responsible for calculating the amounts to be contributed under this Section.
For each subsequent fiscal year in which a minimum Corporation Contribution is made pursuant to Section 1.04, the VEBA Committee shall as soon as practicable make a similar calculation and allocation based on the amount accruable for service cost for post-retirement benefits currently earned or to be earned under each Plan for such fiscal year. The cost of determining the Employee Accrued Liabilities shall be borne by the Corporation. The Individual Accounts established pursuant to this Section 1.11 (as subsequently increased pursuant hereto and as adjusted pursuant to Section 4.03 and Section 4.04) shall be fully vested and non-forfeitable at the date on which the Acquisition of Control occurs or (in the case of persons employed after the Acquisition of Control) at such later date as they may be established.

                         ARTICLE II
                          Funding

       Section 2.01. In General. The Trust Fund shall be funded with Corporation or Member Contributions. In the event, and to the extent, that such Contributions are not sufficient from time to time to cover the benefits payable under the Plans and other payments from the Trust Fund authorized hereunder, the Corporation shall contribute or cause to be paid to the Trust Fund such amount or amounts as may be necessary to cover the deficiency. In addition, to the extent permitted by the Trustee and requested by the Company, the Trust Fund may receive monies transferred from any other fund meeting the requirements of Section 501(c)(9) of the Code.

       Section 2.02. Limited Circumstances in Which Corporation Contributions May Be Returned. To the extent permitted by the Code and applicable regulations, the Corporation shall have no right, title, or interest in the Trust Fund, and no part of the Trust Fund shall ever revert or be repaid to the Corporation, directly or indirectly, except that Corporation Contributions made to this Trust Fund by the Corporation as a result of a mistake of fact may be returned to the Corporation within one (1) year after payment of such Contributions. The Trustee may rely upon certification from the VEBA Committee that a mistake of fact has occurred.

                        ARTICLE III
                    Payment of Benefits

       Section 3.01. In General. The Trustee from time to time, on the written directions of the Plan Administrator of a Plan, shall make payments out of the respective Sub-Account of such Plan in the Trust Fund to such persons, in such manner, and in such amounts as may be specified in the written directions of such Plan Administrator, and upon any such payment being made, the amount thereof shall no longer constitute a part of the Trust Fund; provided, however, that if Separate Accounts are required to be established under a Sub-Account in the name of any key employee (as such term is defined in Section 416(i) of the Code) of the Corporation pursuant to Section 1.10 of this Agreement, payment of retiree medical or life benefits to such key employee shall be paid from the Separate Account in his name to the extent required by the Code. To the extent Individual Accounts are established under
Section 1.11, the payment of benefits and premiums on behalf of any Member for whose benefit an Individual Account is established shall be charged against such Individual Account to the extent there are sufficient assets credited to such Individual Account; provided, however, that if the Individual Account balance is not sufficient to meet any required benefit payments or premiums, the liability shall be satisfied from unallocated amounts held as part of the Trust fund. The Trustee shall not be responsible in any way for the adequacy of a Sub-Account to meet and discharge the obligations of the Plan for which such Sub-Account is established; and, except as otherwise provided by ERISA, the Trustee shall be fully protected in making payments out of a Sub-Account upon written direction from the Plan Administrator of the Plan for which such Sub-Account is established and shall not be liable for any payments made by it in good faith without actual notice or knowledge of changed conditions or status of any person receiving any such payments. The Trustee shall also not be responsible for any payments made by an insurance company pursuant to an insurance or other contract issued by such insurance company to the Corporation, a Plan, or the trust created under this Agreement.

       Section 3.02. Unclaimed Benefits. If any payments directed to be made from the Trust Fund are not claimed, the Trustee shall notify the applicable Plan Administrator and shall dispose of such payments as that Plan Administrator shall direct in writing, provided that such disposition is permitted under the Code and under ERISA.

       Section 3.03. Payment of Benefits on Behalf of Minor or Legal Incompetent. In the event that any benefit under any of the Plans is payable to a minor or other legally incompetent person, the Trustee shall not be required to seek the appointment of a guardian, but shall be authorized to pay the same to any person having custody of such minor or incompetent person, to such minor or incompetent person without the intervention of a guardian, or to a legal guardian of such minor or incompetent person if one has already been appointed.

       Section 3.04. Non-Alienation of Benefits. Unless otherwise required by law or the terms of the Plans, none of the benefits, payments, proceeds, claims, or rights of any Member hereunder shall be subject to any claim of any creditor of any Member, and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of any Member, nor shall such Member have any right to alienate, pledge, encumber, or assign any of the benefits, payments, or proceeds which he may expect to receive, contingently or otherwise, under the Plans or this Agreement.

                         ARTICLE IV
                       Administration

       Section 4.01.  Administration of the Trust Fund.  The
Trustee shall be the named fiduciary with respect to the management and investment of the Trust Fund, and shall perform all such acts, take all such proceedings, and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary or advisable in connection therewith to carry out the purposes of this Agreement; provided, however, that if the Company shall appoint an investment manager with respect to the management and investment of the Trust Fund under Section 5.01 of this Agreement, then such investment manager shall be the named fiduciary with respect to the management and investment of the Trust Fund and the Trustee shall have no responsibility therefor while such investment manager is so acting.

       Section 4.02. Administration of Each Plan. Each Plan Administrator shall be the named fiduciary of its respective Plan and shall have authority to and shall be responsible for the operation and administration of that Plan. The Plan Administrator shall also have complete authority to determine the existence, nonexistence, nature, and amount of the rights and interests of all persons in the respective Sub-Account for that Plan.

       Section 4.03. Application of the Trust Fund. The Trustee shall use and apply the Trust Fund for the following purposes:

            (a)  To the payment of benefits pursuant to Article
       III of this Agreement.

            (b) To the payment or provision for the payment of all reasonable and necessary expenses of collecting Corporation and Member Contributions and administering the affairs of the trust created by this Agreement and the Trust Fund, to the extent permitted under ERISA and under the Code, including, without limitation, all expenses which may be incurred in connection with the establishment and administration of the trust created by this Agreement and the Trust Fund, reasonable compensation to the Trustee, the employment of such administrative, legal, accounting, actuarial, or other expert and clerical assistance, the leasing of such premises and the purchase or lease of such materials, supplies, and equipment as the Trustee, in its discretion, deems necessary or appropriate in the performance of its duties, all taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws, and all other proper charges and disbursements of the Trustee; provided, however, that the Company, in its discretion (except as otherwise provided herein), may determine that the Corporation shall pay any part or all of such fees and expenses.

            (c)  To establish and accumulate as part of the Trust
       Fund reasonable and adequate reserves to carry out the purposes of the trust created by this Agreement.

            (d) To the payment for any bond required by ERISA and the premiums on any insurance purchased by the Trustee as an investment alternative for the investment of funds held within the trust or to protect the Trust Fund from contingent liabilities or catastrophic claims.

       Section 4.04. Allocation of Expenses. The expenses described in Section 4.03 not paid by the Corporation shall be allocated ratably among the Sub-Accounts and, if applicable, Individual Accounts; provided, however, that any expense incurred solely in the administration of one of the Plans shall be charged exclusively to the respective Sub-Account(s) of that Plan.

       Section 4.05. Information to Be Furnished to Trustee. The Corporation and Plan Administrators shall furnish to the Trustee such information as is required or desirable for the purpose of enabling the Trustee to carry out the provisions of this Agreement, and, except as otherwise provided by ERISA, the Trustee may rely upon such information as being correct.

       Section 4.06. Trust Year. The trust created by this Agreement shall utilize a trust year beginning each January 1 and ending on the following December 31 (the "Trust Year"), which Trust Year shall also be used for financial, tax, or other reporting requirements that may be imposed upon the trust or the Trust Fund by law or the terms of this Agreement.

       Section 4.07. Accounting and Record Keeping. The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements, and other transactions relating to each Sub-Account and, if applicable, the Separate Accounts and/or Individual Accounts established under each such Sub-Account, and all such records shall be open to inspection and audit at all reasonable times by any person designated by the Company or the respective Plan Administrator or, if applicable, Plan Administrators. Within ninety
(90) days following the close of the Trust Year of each Plan, the Trustee shall file with the Company and the respective Plan Administrator or, if applicable, Plan Administrators a written report for the Sub-Account and, if applicable, the Separate Accounts and/or Individual Accounts established under each such Sub-Account for that Plan setting forth all investments, receipts, disbursements, and other transactions relating to it during such Trust Year. If any such report is not objected to within ninety
(90) days after filing, the Trustee shall be deemed discharged from any and all liability and accountability (except for willful misfeasance or as otherwise provided by law) to anyone with respect to the propriety of transactions shown in such report. To the fullest extent permitted by law, but subject to any express provisions of applicable law as may be in effect from time to time to the contrary, no person other than the Company may require an accounting or bring any action against the Trustee with respect to the Trust Fund or its actions as Trustee.

       Section 4.08. Right to Judicial Settlement of Accounts. Notwithstanding any other provisions of this Article IV, the Trustee shall have the right to have a judicial settlement of its accounts with respect to any or all Sub-Accounts. In any proceeding for a judicial settlement of the Trustee's accounts, or for instructions in connection with the Trust Fund, the only necessary parties thereto in addition to the Trustee shall be the Company and the Plan Administrator or Administrators of Plans, the Sub-Accounts of which are the object of the proceeding. If the Trustee so elects, it may bring in any other person or persons as a party or parties defendant.

       Section 4.09. Non-Discrimination. In operating and administering the Trust Fund, the Trustee and the Plan Administrators shall apply all rules of procedure and regulations adopted by them in a uniform and non-discriminatory manner, and the trust created by this Agreement shall be operated and administered in a manner which does not result in discrimination in favor of shareholders, officers, or highly compensated employees of the Corporation. Nothing contained in this Agreement shall relieve the Trustee or Plan Administrators from any responsibility or liability for any responsibility, obligation, or duty under ERISA.

       Section 4.10. Litigation by Members. To the fullest extent permitted by law, except for a legal action to enforce the Company's obligations under Section 1.04 hereof, if a legal action initiated against the Corporation, the Trustee, or a Plan Administrator by or on behalf of any person results in a decision adverse to such person, or if a legal action arises because of conflicting claims to a Member's benefits, the cost to the Corporation, the Trustee, or a Plan Administrator of defending the action shall be charged (to the fullest extent possible) to the sums, if any, which were involved in the action or were payable from the Trust Fund to that Member.

       Section 4.11. Limitation on Liability. So long as the Trustee has performed its duties and met its obligations pursuant to the terms and conditions of this Agreement, it shall have no liability whatsoever to pay any claims for benefits or expenses or other payments authorized hereunder from the Trust Fund, or any Sub-Account, in the event that the assets of the Trust Fund, or Sub-Account, shall at any time be depleted. The duties and responsibilities of the Trustee shall be governed solely by the terms and conditions of this Agreement, and any amendments thereto, and by the provisions of ERISA.

       Section 4.12.  Consultation and Indemnification.  The
Trustee may consult with counsel, which may, but need not, be counsel to the Company or to the Plans, and the Trustee shall not be deemed imprudent by taking or refraining from taking any action in accordance with the opinion of such counsel. The Company agrees, to the fullest extent permitted by law, to indemnify and hold the Trustee harmless from and against any liability that the Trustee may incur in the administration of the Trust Fund, unless such liability arises from the Trustee's breach of the provisions of this Agreement. To the extent permitted by ERISA, the Trustee agrees, to the fullest extent permitted by law, to indemnify and hold the Company harmless from and against any liability that the Company may incur to the extent such liability arises from the Trustee's breach of the provisions of this Agreement; provided, however, that to the extent the Trustee is required to indemnify the Company, the Trustee shall fund the required payment out of its general assets and not against the Trust Fund.

       Section 4.13. Waiver of Bond. The Trustee shall not be required to give bond or any other security for the faithful performance of its duties under this Agreement, except such as may be required by a law which prohibits the waiver thereof.

       Section 4.14. VEBA Committee. The Company has established a committee (the "VEBA Committee") to oversee the operation and administration of the Voluntary Employees' Beneficiary Association Program. The names and addresses of the initial members of the VEBA Committee are set forth at Exhibit "B" to this Agreement. Until there is an Acquisition of Control, the Company (through its President or the designee of the President) may at any time, without notice or cause, remove, replace or add members of the VEBA Committee. In the event of an Acquisition of Control, each of the members of the VEBA Committee immediately preceding the Acquisition of Control shall continue as such until his or her death, resignation or permanent disability, and any vacancy so caused shall be filled by action of a majority of the remaining members of the VEBA Committee. The Trustee shall update Exhibit "B" hereto as it receives notice of changes in the names and addresses of the members of the VEBA Committee. The VEBA Committee, acting by vote of a majority of its members, may approve any amendments, terminations or other changes to any Plans or to this Agreement, and may take any other action contemplated by this Agreement, if the VEBA Committee determines in its discretion that such action is not adverse to the interests of the Members taken as a whole.

                         ARTICLE V
                 Investment of Trust Fund

       Section 5.01. Management of Trust Fund and Appointment of Investment Manager. The Trust Fund shall be managed, invested, and reinvested by the Trustee, subject, however, to the right of the Company to designate in writing an investment manager ("Investment Manager") in accordance with Section 402(c)(3) of ERISA to manage or invest or reinvest the Trust Fund or any part thereof, in which event the Trustee shall not be liable for the acts or omissions of such Investment Manager or have any authority to manage or invest the assets of the Trust Fund which are subject to management by such Investment Manager until said Investment Manager is dismissed by the Company. Any such Investment Manager so designated shall have the same powers and duties with respect to the management and investment of that portion of the Trust Fund managed by such Investment Manager as those granted to the Trustee hereunder, except to the extent otherwise provided in the instrument designating such Investment Manager.

       Section 5.02. Powers of Trustee. Except as may be limited by this Agreement or ERISA, the Trustee shall have all the powers of a trustee under the Trust Code of the State of Indiana. Without limiting the foregoing, the Trustee shall have the following powers in investing the Trust Fund:
            (a) To invest or reinvest all or any part of the Trust Fund in any real or personal property as the Trustee may deem advisable, including but not limited to:

                    (i)  any securities normally traded by and
            obtainable through a stockbroker or "over the counter" dealer or on a recognized exchange;

                   (ii)  any shares of an investment company
            registered under the Investment Company Act of 1940, as amended;

                  (iii)  any insurance contracts or annuities,
            provided that any such investment is permissible under the applicable requirements of ERISA;

                   (iv)  the deposit of all or any part of the
            Trust Fund with an insurer for the payment of interest thereon;

                    (v)  any securities issued or guaranteed by
            the United States of America or any of the instrumentalities or states thereof or of any county, city, town, village, school district, or other political subdivision of any of said states;

                   (vi)  certificates of deposit, time deposits
            or savings accounts;

                  (vii)  commercial paper, money market funds,
            treasury bills, and similar investments; and

                 (viii)  any combination of (i) through (vii)
            above and, except as otherwise provided by ERISA, without being restricted by any statute or rule of law governing the investments in which a trustee may invest funds held by it.

            (b) To sell or exchange any part of the assets of the Plans.

            (c) To vote in person or by proxy the securities and investment company shares which it holds as Trustee and to delegate such power.

            (d) To consent to or participate in dissolutions, reorganizations, consolidations, mergers, sales, transfers, or other changes in securities and investment company shares which it holds as Trustee, and, in such connection, to delegate its powers and to pay all assessments, subscriptions, and other charges.

            (e) To exercise all rights, privileges, options, and elections in any insurance contracts and to pay the premiums thereon.

            (f) To retain in cash and keep unproductive of income such amount as the Trustee may deem advisable in its discretion and the Trustee shall not be required to pay interest on such cash balances or on cash in its hands pending investment.

            (g) To sell, exchange, convey, or transfer any property at any time held by the Trustee upon such terms as it may deem advisable and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the propriety of any such transaction.

            (h) To enter into, compromise, compound, and settle any debt or obligation due to or from the Trustee and to reduce the rate of interest on, to extend or otherwise modify, or to foreclose upon, default, or otherwise enforce any such obligation.

            (i) To cause any bonds, stocks, or other securities held by the Trustee to be registered in or transferred into its name as Trustee or the name of its nominee or nominees, or to hold them unregistered or in form permitting transferability by delivery, but at all times with full responsibility therefor as Trustee.

            (j) To borrow money upon such terms and conditions as may be deemed advisable to carry out the purposes of this Agreement and to pledge securities or other property in repayment of any such loan; provided, however, that loans or advances may be made by the Trustee hereunder by way of overdrafts or otherwise on a temporary basis on which no interest shall be payable.

            (k) To manage, administer, operate, repair, improve and mortgage or lease for any number of years, regardless of any restrictions on leases made by trustee or otherwise to deal with any real property or interest therein; to renew or extend or to participate in the renewal or extension of any mortgage, and to agree to the reduction in the interest on any mortgage or other modification or change in terms of any mortgage or guarantee thereof in any manner and upon such terms as may be deemed advisable; to waive any defaults whether in performance or any covenant or condition of any mortgage or in the performance of any guarantee or to enforce any such default in such manner as may be deemed advisable, including the exercise and enforcement of any and all rights of foreclosure.

            (l) To invest all or any part of the Trust Fund in interest-bearing deposits with the Trustee, or with a bank or similar financial institution related to the Trustee if such bank or other institution is a fiduciary with respect to the Plan as defined in ERISA, including but not limited to investments in time deposits, savings deposits, certificates of deposit, or time accounts which bear a reasonable interest rate.

            (m) To employ suitable agents, accountants, and counsel, which may, but need not, be counsel to the Corporation or to the Plans, and to pay their reasonable expenses and compensation.

            (n) To make, execute, and deliver as Trustee any and all deeds, leases, mortgages, advances, contracts, waivers, releases, or other instruments in writing necessary or proper in the employment of any of the foregoing powers.

            (o) To exercise, generally, any of the powers which an individual owner might exercise in connection with property either real, personal, or mixed held by the Trust Fund, and to do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth in this Article or otherwise in the best interests of the Trust Fund and Members.

            (p) To settle, compromise or abandon all claims and demands in favor of or against the Trust Fund.

            (q) To appoint or employ business entities or individuals to act as investment advisers or managers in order to manage any portion or all of the assets of the Trust Fund; provided, however, that the appointment of such an investment adviser or manager:

                 (i)  shall be subject to the approval of the
            Corporation, and

                (ii) shall render any such investment adviser or manager who is appointed a fiduciary under this Agreement and under Section 3(21) of ERISA to the extent of such adviser's or manager's investment duties and responsibilities to the Trust Fund, and

               (iii)  shall in no event cause assets to be
            removed from the Trust Fund or cause the Trustee to be eliminated.



                         ARTICLE VI

           Resignation, Removal, and Appointment
                    of Successor Trustee


       Section 6.01. Resignation. The Trustee may upon sixty (60) days notice resign by written instrument addressed to the Company; provided, however, that the Company shall be permitted to waive prior notice of resignation.

       Section 6.02.  Removal.  Until there is an Acquisition of
Control, the Company may remove the Trustee by a written instrument addressed to the Trustee. In the event of an Acquisition of Control, the Company may remove the Trustee only with the approval of the VEBA Committee.

       Section 6.03. Successor Trustee. Upon the resignation or removal of the Trustee, the Company shall appoint a successor Trustee, which shall have the same powers and duties as those conferred upon the initial Trustee hereunder. Any such successor Trustee shall evidence its acceptance of such appointment by written instrument addressed to the Company. Upon written notice from the Company of the acceptance of such appointment by the successor Trustee, the Trustee shall assign, transfer, and pay over the Trust Fund to such successor Trustee, provided that the Trustee may reserve such sum of money as it shall deem advisable for payment of its fees and expenses in connection with the settlement of its account or otherwise.

       Section 6.04. Accounting by Trustee. Within ninety (90) days after the date of resignation or removal of the Trustee, the Trustee shall furnish a written accounting of the Trust Fund, and of each Sub-Account and, if applicable, each Separate Account and/or Individual Account established under each such Sub-Account with respect to the portion of the year for which the Trustee served to the Company, the Plan administrator or, if applicable, Plan Administrators of each respective Plan, and the successor Trustee, which report shall set forth all investments, receipts, disbursements, and other transactions during such period. If such accounting is not objected to within ninety (90) days after the receipt thereof by the Company, a Plan Administrator or Plan Administrators, or the successor Trustee, the Trustee shall be deemed discharged of all duties under the Plans and this Agreement except to the extent otherwise provided by law.

       Section 6.05. Merger or Consolidation of Trustee. In the event that the Trustee shall at any time merge or consolidate with or shall sell or transfer all or substantially all of its assets and business to another corporation, state or federal, the corporation resulting therefrom shall be, with the approval of the Company, Trustee hereof in lieu of its predecessor in interest without the execution of any instrument, provided that such successor corporation shall be bound by the terms and conditions of this Agreement and shall be qualified under the laws of the State of Indiana to undertake the duties of the Trustee hereunder.

                        ARTICLE VII
        Fiduciary Relationships and Responsibilities

       Section 7.01. Fiduciary Relationships. For purposes of ERISA, it is recognized that the Company, the Plan Administrator of each Plan, each member of the VEBA Committee and the Trustee are each a fiduciary (singularly a "Fiduciary" or collectively "Fiduciaries"), but only with respect to those specific powers, duties, responsibilities, and obligations that are specifically assigned to them under the Plans or this Agreement.

       Section 7.02. Warranty of Fiduciaries. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plans, of this Agreement and of ERISA authorizing or providing for such direction, information, or action. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

       Section 7.03. Reliance on Information from Other Fiduciaries. Except as otherwise provided by ERISA, each Fiduciary may rely upon any direction, information, certification, or action of another Fiduciary as being proper under the Plans or this Agreement and is not required under the Plans or this Agreement to inquire into the propriety of any such direction, information, or action. It is intended that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations under the Plans and this Agreement and shall not be responsible for any act or failure to act of another Fiduciary except as otherwise provided by ERISA.

       Section 7.04. Fiduciary Duty. The Fiduciaries shall discharge the specific powers, duties, responsibilities, or obligations given them under the Plans or this Agreement solely in the interests of the Members and for the exclusive purpose of providing benefits to the Members and defraying reasonable expenses of administering the Plans and this Agreement, and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

                        ARTICLE VIII
           Amendment or Termination of Agreement

       Section 8.01. Amendment. This Agreement may be amended at any time and from time to time by the Company, until there is an Acquisition of Control, except that the duties and liabilities of the Trustee cannot be changed without its written consent. In the event of an Acquisition of Control, this Agreement may be amended only with the approval of the VEBA Committee. Under no circumstances shall an amendment result in the return or repayment to the Corporation of any part of the corpus or income of the Trust Fund or result in the distribution of the Trust Fund for the benefit of anyone other than persons entitled to benefits under the Plans, except as otherwise provided in Section 2.02 of this Agreement and permitted under ERISA and under the Code.

       Section 8.02. Limitation on Amendments. No amendment shall be adopted which would adversely affect the qualification of the trust created by this Agreement under Section 501(c)(9) of the Code or alter the basic purpose of this Agreement, cause the use or diversion of any part of the Trust Fund for purposes other than those authorized herein, or retroactively deprive anyone of a vested right or interest in the Trust Fund or under the terms of a Plan.

       Section 8.03. Addition of Plans. Other Plans of the Corporation presently in existence or Plans which the Corporation shall adopt after the date of execution of this Agreement may become covered by this Agreement upon the execution by the Company and the Trustee of an appropriate amendment to this Agreement, which amendment may include, without limitation, a suitable modification to Appendix 2 and Exhibit "A" to this Agreement, provided that no such amendment may be made if it would adversely affect the qualification of the trust created hereunder under Section 501(c)(9) of the Code. In determining whether any such amendment would affect the qualification of the trust created hereunder under Section 501(c)(9) of the Code, the Trustee may rely upon the opinion of counsel, which may, but need not, be counsel to the Corporation or to the Plans.

       Section 8.04. Termination. Until there is an Acquisition of Control, this Agreement may be terminated at any time by the Company. In the event of an Acquisition of Control, this Agreement may be terminated only with the approval of the VEBA Committee. Upon termination of this Agreement, the Trustee shall apply the assets remaining in the Sub-Accounts of the Trust Fund, to the extent allowed under regulations issued under Section 403(d)(2) of ERISA and Section 501(c)(9) of the Code, as follows:

            (a) For the payment of each such Sub-Account's share of the costs, expenses, and taxes of the Trust Fund, including fees and expenses of the Trustee and advisors to the Trust Fund as provided in Sections 4.03 and 4.04 of this Agreement, to the extent allowable by this Agreement.

            (b)  For the exclusive benefit of Members
       covered by the Plans funded by the respective Sub-
       Accounts, as determined by the applicable Plan
       Administrator (or, if applicable, Plan
       Administrators) or the Trustee, consistent with the purposes of this Agreement, including without limitation the purchase of other qualified benefits under Section 501(c)(9) of the Code for Members.
       In this connection, the Plan Administrators and the Trustee may apply assets held in the Sub-Accounts established for certain categories of Members for the provision of qualified benefits to other categories of Members, provided that (i) such application would not disproportionately benefit officers, shareholders or highly compensated employees of the Corporation, and (ii) if and to the extent there is upon such termination a balance remaining in a Sub-Account attributable to Member
       Contributions of a category of Members for coverage not already provided to such category of Members, such balance may be applied only to provide qualified benefits for such category of Members.

            (c)  Notwithstanding anything contained
       herein to the contrary, any funds held in any Individual Account shall be applied only for the benefit of the employee or retiree (or, if applicable, the eligible dependents of the employee or retiree) on whose behalf the Individual Account was established.

Any such termination of this Agreement shall comply with all requirements of ERISA and the Code. The Trustee shall not be required to distribute assets from the Trust Fund until it is reasonably satisfied that the requirements of the Plans, ERISA, and the Code have been satisfactorily complied with by the Corporation, and the Trustee may seek the opinion of counsel, which may, but need not, be counsel to the Corporation or to the Plans, prior to making any such distribution. From and after the date of the termination of this Agreement, and until the final distribution of all assets of the Trust Fund, the Trustee shall continue to have all such powers provided under the Plans and this Agreement as are necessary and expedient for the orderly liquidation and distribution of the Trust Fund. The Corporation shall have no right, title, or interest in any portion of the Trust Fund, nor shall any part of the Trust Fund or the income therefrom revert to the Corporation, directly or indirectly, except as otherwise provided in Section 2.02 of this Agreement and permitted under ERISA and under the Code.

       Section 8.05. Deletion of Plans. Until there is an Acquisition of Control, Plans may be deleted from the coverage of the trust created by this Agreement upon the execution by the Company and the Trustee of an appropriate amendment to this Agreement, which amendment may include, without limitation, a suitable modification of Appendix 2 and Exhibit "A" to this Agreement. In the event of an Acquisition of Control, a Plan may be deleted only with the approval of the VEBA Committee. The assets of the Sub-Account(s) for such deleted Plan shall be applied in the manner described in Section 8.04 of this Agreement. The Trustee shall not be required to apply assets from such Sub-Account(s) until it is reasonably satisfied that the requirements of ERISA and the Code have been satisfactorily complied with, and the Trustee may seek the opinion of counsel, which may, but need not, be counsel to the Corporation or to the pertinent Plan, prior to making any such application. If a Sub-Account is maintained for more than one (1) Plan and one (1) of the Plans for which the Sub-Account is maintained is deleted, the Trustee may continue to maintain the Sub-Account for the other Plans of the Sub-Account. From and after the date of amendment of this Agreement and until the application of all assets of the Sub-Account of such deleted Plan, the Trustee shall continue to have all such powers provided under the pertinent Plan and this Agreement as are necessary and expedient for the orderly deletion of such Plan and application of the assets of the Sub-Account(s) of such Plan. The Corporation shall have no right, title, or interest in any portion of the Sub-Account(s) of such deleted Plan, nor shall any part of such deleted Sub-Account(s) or the income therefrom revert to the Corporation, directly or indirectly, except as otherwise provided in Section 2.02 of this Agreement and permitted under ERISA and under the Code.

                         ARTICLE IX
                       Miscellaneous

       Section 9.01. Notices. Any and all notices permitted or required to be made under this Agreement shall be in writing, signed by the person giving such notice, and delivered personally, or sent by registered or certified mail, postage prepaid, to the Company or the Corporation at 25 Monument Circle, Indianapolis, Indiana 46204,
Attention: Chairman, VEBA Committee, with a copy to Vice President, Human Resources, IPL, or to the Trustee at 10 West Market, Suite 1000, Indianapolis, Indiana 46204, Attention: Trust Counsel, with a copy to Trust Division Head, or at such other address as the addressee may from time to time specify by notice hereunder.

       Section 9.02. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties, their respective successors, successors in title, and assigns, and each party agrees, on behalf of itself, its successors, successors in title, and assigns, to execute any instruments which may be necessary or appropriate to carry out and execute the purpose and intentions of this Agreement, and hereby authorizes and directs its successors, successors in title, and assigns to execute any and all such instruments.

       Section 9.03. Captions. Titles or captions of articles and sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

       Section 9.04. Number and Gender. Whenever required by the context, the singular number shall include the plural, the plural number shall include the singular, and the gender of any pronoun shall include all genders.

       Section 9.05. Counterparts. This Agreement may be executed in multiple copies, each of which shall for all purposes constitute an Agreement, binding on the parties, and each party hereby covenants and agrees to execute all duplicates or replacement counterparts of this Agreement as may be required.

       Section 9.06. Computation of Time. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon Saturday, Sunday, or any public or legal holiday, whether State or Federal, the person having such privilege or duty shall have until 5:00 p.m. on the next succeeding regular business day to exercise such privilege or to discharge such duty.

       Section 9.07.  Persons Authorized to Act on Behalf of
Corporation. Whenever the Corporation, under the terms of this Agreement, is permitted or required to do or perform any matter, act, or thing, it shall be done and performed by any duly authorized officer of the Corporation.

       Section 9.08. Applicable Law and Severability of Plan Provisions. Except to the extent preempted by the laws of the United States, this Agreement shall be construed according to the laws of the State of Indiana, and all provisions hereof shall be administered according to the laws of such State.

       If any provision of any of the Plans or of this Agreement should be held to be illegal or invalid, such illegality or invalidity shall not affect the remaining provisions of that Plan and this Agreement, and they shall be construed and enforced as if such illegal or invalid provision had never been inserted therein.
       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the 3rd day of February, 1995.

                           IPALCO Enterprises, Inc.



                           By: /s/ Ramon L. Humke
                           Its: Vice Chairman

Attest:

By: /s/ Wendy V. Yerkes
Its: Associate Counsel



                           ANTHEM TRUST & ASSET
                            MANAGEMENT, INC.



                           By: /s/ Ellen M. Deeter
                          Its: Vice President and Trust
                                 Counsel


Attest:

By: /s/ Gregory P. Marquiss
Its: Senior Vice President

                        Exhibit "A"

                (Effective February 3, 1995)


List of Member Categories and Plans Funded Through the Trust Fund


     Name of Member Category                  Effective
           and Plan                              Date

Current & Future Retirees - Electric:
     MetLife Life Insurance Benefit            1/01/36
     Blue Cross Blue Shield of Indiana         5/01/88
     Anthem Health Plan of Indiana             1/01/95

Current & Future Retiress - Steam:
     MetLife Life Insurance Benefits           1/01/36
     Blue Cross Blue Shield of Indiana         5/01/88
     Anthem Health Plan of Indiana             1/01/95

Current & Future Retirees - Non-Utility:
     MetLife Life Insurance Benefits           1/01/36
     Anthem Health Plan of Indiana             1/01/95

                        Exhibit "B"

                (Effective February 3, 1995)


               Members of the VEBA Committee


Name Address

Ramon L. Humke, Chairman    IPALCO Enterprises, Inc./Indianapolis
                            Power & Light Company
                            25 Monument Circle
                            Indianapolis, Indiana  46204

Wendy V. Yerkes, Secretary                Same

Max Califar                               Same

Steven L. Meyer                           Same

Stephen J. Plunkett                       Same

Jeffrey L. George                         Same

                        Appendix "1"

                (Effective February 3, 1995)


                  Participating Employers


                  IPALCO Enterprises, Inc.

             Indianapolis Power & Light Company

            Mid-America Capital Resources, Inc.

                        Appendix "2"

                (Effective February 3, 1995)


                    Funded Benefit Plans


Title of Plan                     Date of Adoption/Last Amendment

MetLife Life Insurance Benefits             1/01/36

Blue Cross Blue Shield of Indiana           5/01/88

Anthem Health Plan of Indiana               1/01/95